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Exhibit 5.1

March 2, 2012

Realty Income Corporation
600 La Terraza Boulevard,
Escondido, California 92025-3873

    Re:
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company on Form S-3 of the following securities: (a) debt securities (the "Debt Securities"); (b) shares (the "Common Shares") of common stock of the Company, par value $0.01 per share ("Common Stock"); (c) shares (the "Preferred Shares") of preferred stock of the Company, par value $0.01 per share ("Preferred Stock"); (d) depositary shares representing Preferred Stock (the "Depositary Shares"); and (e) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants," and, together with the Debt Securities, Common Shares, Preferred Shares and, Depositary Shares, the "Securities"), covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1.     The Registration Statement and the related form of prospectus included therein (the "Prospectus"), substantially in the form to be transmitted to the Commission under the Securities Act;

        2.     The charter of the Company (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        3.     The Amended and Restated Bylaws of the Company, as amended (the "Bylaws"), certified as of the date hereof by an officer of the Company;

        4.     Resolutions adopted by the Board of Directors of the Company (the "Board"), relating to, among other items, the approval of the filing of the Registration Statement, certified as of the date hereof by an officer of the Company;

        5.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

        6.     A certificate executed by an officer of the Company, dated as of the date hereof; and

        7.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinion set forth below, we have assumed the following:

        1.     Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

        2.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth in the Documents are legal, valid, binding and enforceable in accordance with all stated terms.

Realty Income Corporation
March 2, 2012

        4.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5.     The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter and the Bylaws and, with respect to Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares (the "Articles Supplementary") to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approval and, if applicable, acceptance for record, are referred to herein as the "Corporate Proceedings").

        6.     Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

        7.     Upon the issuance of any Preferred Shares, including any Preferred Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter.

        8.     None of the Securities will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

        Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1.     The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2.     Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

Realty Income Corporation
March 2, 2012

        3.     Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

        4.     Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

        5.     Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

        6.     Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

        The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfer. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

        The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                        Very truly yours,

                        /s/ Venable LLP

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  Exhibit 5.1